Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Merrill Lynch Preferred Capital Trust IV (the "Trust") and Merrill Lynch Preferred Funding IV, L.P.
for the period ended September 24, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marlene B. Debel, Regular Trustee of the Trust, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.





                              MERRILL LYNCH PREFERRED CAPITAL TRUST IV


                              By:  /s/ MARLENE B. DEBEL
                                   ---------------------------------------------
                              Name:    Marlene B. Debel *
                              Title:   Regular Trustee









Dated: November 3, 2004
_______________________

* Marlene B. Debel functions as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Trust for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.